Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Jiff, Inc. 2010 Stock Plan of our report dated March 1, 2017, with respect to the consolidated financial statements of Castlight Health, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California
October 27, 2017